UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2005

ITLA CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)
Delaware	0-26960	95-4596322

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

Executive Compensation Matters

          On December 8, 2005, the Compensation Committee of the Board of Directors of ITLA Capital Corporation (the "Company") took several actions regarding the compensation payable to the following officers of the Company and Imperial Capital Bank, referred to below as the "named executive officers": George W. Haligowski, Chairman of the Board, President and Chief Executive Officer; Norval L. Bruce, Vice Chairman of the Board and Chief Credit Officer; Timothy M. Doyle, Executive Managing Director and Chief Financial Officer; Lyle C. Lodwick, Executive Managing Director and Chief Operating Officer; and Maria P. Kunac, Senior Managing Director and Chief Lending Officer.

Base Salaries

          Effective January 1, 2006, the base salaries of the named executive officers were set as follows:

Name	Base Salary

George W. Haligowski	$590,000(1)
Norval L. Bruce	248,200
Timothy M. Doyle	247,500
Lyle C. Lodwick	210,000
Maria P. Kunac	195,000
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(1) Mr. Haligowski's base salary was not changed.

Bonus Payments under 2005 Executive Bonus Plan; Approval of 2006 Executive Bonus Plan

          Cash bonuses were awarded under the Company's 2005 Executive Bonus Plan as follows:

Name	Bonus Amount

George W. Haligowski	$979,750
Norval L. Bruce	120,750
Timothy M. Doyle	112,500
Lyle C. Lodwick	41,918
Maria P. Kunac	101,750

          The 2006 Executive Bonus Plan was approved, under which the named executive officers will be eligible for cash bonuses at the discretion of the Compensation Committee based on their review of the Company's performance and the individual's performance in 2006, with Mr. Haligowski providing recommendations for the bonus amounts for the named executive officers other than himself. The maximum bonus for Mr. Haligowski was set at 150% of his base compensation, subject to increase at the discretion of the Compensation Committee, and the maximum bonuses for the other named executive officers were set at 50% of base compensation, provided that Mr. Haligowski may recommend to the Compensation Committee that Ms. Kunac's bonus be increased to 55% of her base compensation.

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Supplemental Executive Retirement Plan Allocations for 2005

          Pursuant to the Company's Supplemental Executive Retirement Plan, effective December 30, 2005, allocations of restricted stock for 2005 under the Company's Recognition and Retention Plan were made to the named executive officers as follows:

Number of
Name	Shares Allocated

George W. Haligowski	5,000
Norval L. Bruce	1,200
Timothy M. Doyle	2,250
Lyle C. Lodwick	2,250
Maria P. Kunac	1,750

Additional Chief Executive Officer Compensation and Benefits

          The Compensation Committee approved an amendment to the Company's split dollar life insurance policy on Mr. Haligowski to give Mr. Haligowski the discretion to dissolve the policy, to purchase the policy by returning to the Company its premiums contributed to date, or, in the event of a "change in control" of the Company, as defined in his employment agreement, to receive the full value of the policy, which is currently approximately $622,000. The Compensation Committee also approved a reimbursement to Mr. Haligowski for any tax obligation he may incur in connection with exercising his rights with respect to the policy. In addition, the Compensation Committee approved reimbursements to Mr. Haligowski which the Company estimates will total approximately $203,000 for the tax obligations he has incurred in connection with various perquisites and other personal benefits provided to him in 2005.

Director Compensation Matters

          On December 8, 2005, the Compensation Committee approved the following payments to certain directors for their extensive time and assistance with Company business matters during 2005, as follows: (i) an annual retainer of $15,000 to Director Preston Martin for his service as Chairman of the Audit Committee; (ii) an honorarium of $5,000 to Director Robert Reed for his time and assistance with legislative matters; (iii) an honorarium of $5,000 to Director Jeffrey Lipscomb for his service as Chairman of the Compensation Committee and for his time and assistance with compensation matters; and (iv) an honorarium of $15,000 to Director Hirotaka Oribe for his extensive work with the Executive Committee on lending matters.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

          This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the possibility that the actual amounts of the tax reimbursements to be provided to the Company's chief executive officer will differ materially from the estimated total amount set forth herein, as well as other risks detailed in the Company's other filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on forward-looking statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statement to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statement.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ITLA CAPITAL CORPORATION
Date:	February 2, 2006	By:	/s/ Timothy M. Doyle Timothy M. Doyle Executive Managing Director and Chief Financial Officer

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